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                                                                     EXHIBIT 5.1

                        [COOLEY GODWARD LLP LETTERHEAD]



May 21, 1998


HOLLIS-EDEN PHARMACEUTICALS, INC.
9333 Genesee Avenue, Suite 110
San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by HOLLIS-EDEN PHARMACEUTICALS, INC. (the "Company") of a Post-Effective Amendment No. 2 on Form S-3 to the Form S-4 Registration Statement (File No. 333-18725) (the "Registration Statement"), including a related prospectus filed with the Registration Statement (the "Prospectus"), covering the registration of up to 445,000 shares of the Company's Common Stock, $.01 par value, by certain selling stockholders (the "Shares"), including shares of Common Stock issuable upon exercise of certain warrants held by such selling stockholders (the "Warrants").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Amended and Restated Certificate of Incorporation and Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be sold by the selling stockholders, when issued upon exercise of the Warrants and sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



M. Wainwright Fishburn, Jr.